UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A, New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 13, 2024, the audit committee of the board of directors of Zeo Energy Corp. (the “Company”), after discussion with the management of the Company, concluded that (i) the Company’s audited financial statements, Management’s Discussion and Analysis of Financial Condition and Results of Operation and unaudited pro forma combined financial information for the fiscal years ended December 31, 2023 and 2022 included in the Company’s Form 8-K, as filed with SEC on March 20, 2024, as amended on March 25, 2024 and August 19, 2024 (the “8-K”), (ii) the Company’s unaudited interim financial statements for three months ended March 31, 2024 included in the Quarterly Report on Form 10-Q/A, as filed with the SEC on August 19, 2024 (the “Q1 10-Q”), (iii) the Company’s unaudited interim financial statements for three and six months ended June 30, 2024 included in the Quarterly Report on Form 10-Q, as filed with the SEC on August 19, 2024 (the “Q2 10-Q”, and together with the Q1 10-Q, the “10-Qs”), and (iv) the financial statements noted in items (i) through (iii) above included in the Company’s Registration Statement on Form S-1, as amended (the “S-1”), which was declared effective by the SEC on October 1, 2024, should no longer be relied upon due to the misstatements described below.

During the preparation of the Company’s consolidated interim financial statements for the quarter ended September 30, 2024, the Company’s management identified the following misstatements to the Company’s financial statements for the year ended December 31, 2023, the three months ended March 31, 2024 and the three and six months ended June 30, 2024:

For the year ended December 31, 2022

•	Reclassification of commission expenses recorded in cost of goods sold to selling and marketing expenses of $23,132,593.

As of and for the year ended December 31, 2023

•	Reclassification of commission expenses recorded in cost of goods sold to selling and marketing expenses of $28,679,176.
•	Reclassification of leased vehicles recorded in fixed assets, net to right of use assets, net of $628,597.
•	Reclassification of long-term debt to obligations under financing leases, non-current, net of $563,781.
•	Reclassification of current portion of long-term debt to current portion of obligations under financing leases, net of $110,472.

As of and for the three months ended March 31, 2024

•	Reclassification of commission expenses recorded in cost of goods sold to selling and marketing expenses of $3,652,591.
•	Reclassification of leased vehicles recorded in fixed assets, net to right of use assets, net of $591,308.
•	Reclassification of long-term debt to obligations under financing leases, non-current, net of $531,231.
•	Reclassification of current portion of long-term debt to current portion of obligations under financing leases, net of $113,819.

As of and for the three and six months ended June 30, 2024

•	Reclassification of commission expenses recorded in cost of goods sold to selling and marketing expenses of $4,117,399 and $7,769,990 for the three and six months, respectively.
•	Reclassification of leased vehicles recorded in fixed assets, net to right of use assets, net of $554,018.
•	Reclassification of long-term debt to obligations under financing leases, non-current, net of $514,272.
•	Reclassification of current portion of long-term debt to current portion of obligations under financing leases, net of $115,168.

The Company intends to correct the errors referenced above in amendments to (i) the 8-K (the “Amended 8-K”), (ii) the 10-Qs (the “Amended Form 10-Qs”) and (iii) the Form S-1 (the “Amended Form S-1”, and together with the Amended 8-K and the Amended Form 10-Qs, the “Amended Reports”). As previously disclosed, a material weakness exists in the Company’s internal control over financial reporting related to ineffective controls over period end financial disclosure and reporting processes, including not timely performing certain reconciliations and the completeness and accuracy of those reconciliations, and lack of effectiveness of controls over accurate accounting and financial reporting and reviewing the underlying financial statement elements, and recording incorrect journal entries that also did not have the sufficient review and approval.

Further, as previously disclosed, management have determined that the Company’s disclosure controls and procedures were not effective as of December 31, 2022, December 31, 2023, March 31, 2024 and June 30, 2024. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Amended Reports.

The Company’s management have discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2024	Zeo Energy Corp.

	By:	/s/ Timothy Bridgewater
	Name:	Timothy Bridgewater
	Title:	Chief Executive Officer